UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	001-35303	13-3238402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Seventh Avenue,

New York, New York

10019

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2012, the Board of Directors (the “CTI Board”) of Comverse Technology, Inc. (“CTI”), entered into a letter agreement with Cadian Capital Management, LLC (“Cadian Capital”), Cadian Fund LP, Cadian Master Fund LP and Cadian GP LLC (Cadian Capital, together with the aforementioned entities other than CTI and Verint being referred to collectively as the “Cadian Group”) with respect to the solicitation for the election of CTI director nominees at the upcoming election of directors at the Annual Meeting of Shareholders of CTI currently scheduled for June 28, 2012 (the “CTI AGM”) by Cadian Group pursuant to the proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2012, as amended to date. Such letter agreement is referred to herein as the “Letter Agreement”.

Pursuant to the terms and conditions of the Letter Agreement, the parties agreed, among other things, (a) that Cadian Group immediately abandon its solicitation for the election of its or any other person’s nominees as directors of CTI other than those nominees proposed by CTI in connection with the CTI AGM and that Cadian Group vote all securities of CTI over which it has beneficial ownership in favor of the slate of directors named in CTI’s proxy statement filed in connection with the CTI AGM and (b) to take various actions with respect to the composition of the Board of Directors of Verint (the “Verint Board”), the Board of Directors (the “CNS Board”) of Comverse, Inc., a wholly owned subsidiary of CTI (“CNS”), and the CTI Board.

With respect to the Verint Board, the parties to the Letter Agreement agreed that three nominees designated by Cadian Capital (the “CTI-Cadian Nominees”) and acceptable to the CTI Board will replace Augustus Oliver, Theodore Schell and Mark Terrell, three members of the CTI Board who also currently serve as members of the Verint Board. The parties intend to identify and properly vet the CTI-Cadian Verint Nominees on or before June 15, 2012, subject to the approval of each nominee by each of the CTI Board and the Verint Board under the “Applicable Standard” (as defined below), and CTI agreed to (a) use reasonable best efforts to cause (i) the upcoming annual meeting of Verint stockholders currently scheduled to be held on June 15, 2012 (the “Verint AGM”) to be postponed to a date no later than July 2, 2012, (ii) each of Augustus Oliver, Theodore Schell and Mark Terrell to agree to not stand for reelection at the Verint AGM and (iii) the Verint definitive proxy statement filed with the SEC in connection with the Verint AGM to be amended to include the three CTI-Cadian Verint Nominees for election as directors of Verint and (b) vote all of the shares of common stock and preferred stock of Verint owned by CTI in favor of the election of the CTI-Cadian Verint Nominees at the Verint AGM. If for any reason any CTI-Cadian Verint Nominee is unable to stand for election at the Verint AGM or the CTI Board and/or Verint Board does not accept any CTI-Cadian Verint Nominee prior to June 15, 2012, Cadian Capital will have the opportunity to recommend one or more substitute nominees for any such CTI-Cadian Verint Nominee for approval by each of the CTI Board and the Verint Board under the Applicable Standard. In the event a substitute nominee is not approved by the CTI Board and/or the Verint Board, CTI shall promptly use reasonable best efforts to cause Verint to identify potential individuals to act as a CTI-Cadian Verint Nominee, with such individuals being subject to vetting and approval by the independent directors of the Verint Board (none of whom shall include any directors designated by CTI or the Cadian Group) under the Applicable Standard. Verint is entitled to engage a nationally recognized search firm to assist in identifying such potential individuals. Upon the approval by the independent directors of the Verint Board, CTI shall use reasonable best efforts to cause Verint to use reasonable best efforts to promptly cause Augustus Oliver, Theodore Schell and/or Mark Terrell, to the extent such directors have not earlier resigned, to resign from the Verint Board contemporaneously with the appointment or election of the substitute CTI-Cadian Verint Nominee(s). In the event that CTI causes Verint to remove any of the CTI-Cadian Verint Nominees who were elected to the Verint Board (“New Verint Directors”) without the consent of Cadian Capital, or any New Verint Director nominated by Cadian Capital resigns for any reason during the term of the Letter Agreement, then Cadian Capital will designate a replacement nominee for approval by each of the CTI Board and the Verint Board under the Applicable Standard. CTI agrees to use reasonable best efforts to cause any such mutually agreed replacements to be nominated to the Verint Board as directors.

With respect to the CNS Board, CTI agreed that, immediately prior to the planned spin–off of CNS into an independent public company (the “Spin-Off”), it will cause the CNS Board to be comprised of seven directors, one of whom shall be the chief executive officer of CNS, three of whom shall be designated by the CTI Board (which three shall be Charles Burdick, Susan Bowick and Mark Terrell), and three of whom shall be designated by Cadian Capital (which three shall be James Budge, Steven Andrews and Doron Inbar, each of whom as of the date hereof are reasonably acceptable to the CTI Board to serve as directors of the CNS Board; provided, however, that if any facts or circumstances arise which the CTI Board determines under the Applicable Standard make any Cadian Capital designee unacceptable to serve on the CNS Board, Cadian Capital will recommend one or more substitute nominees for approval by the CTI Board under the Applicable Standard.

With respect to the CTI Board, in the event that either the Spin-Off has not occurred by October 31, 2012 or CTI has publicly announced that the Spin-Off is delayed beyond October 31, 2012 or announced its intent to abandon the Spin-Off at any time prior to October 31, 2012, CTI shall use reasonable best efforts to cause (a) the CTI Board to be immediately expanded and for each of James Budge, Steven Andrews and Doron Inbar to be promptly appointed to the CTI Board to fill such vacancies, subject to each aforementioned nominee being properly vetted and approved by the CTI Board under the Applicable Standard and (b) each of Augustus Oliver, Theodore Schell and Robert Dubner to resign from the CTI Board by the earlier of (i) the consummation of the Spin-Off and (ii) January 31, 2013.

For purposes herein, the “Applicable Standard” means, with respect to any decision of a board of directors or any individual director with regard to whether to approve or find acceptable any nominee or designee for election or appointment as a director, such board of directors or director acting reasonably and in good faith but in no event constrained from exercising its, his or her fiduciary duties.

In connection with the foregoing, each member of the Cadian Group agrees that (a) in connection with the CTI AGM, (i) it will withdraw its letter to CTI dated March 28, 2012, (ii) it will notify the SEC that it shall not proceed with a solicitation of its nominees for election at the CTI AGM, (iii) it will cause its affiliates and associates to, immediately abandon its solicitation for the election of its or any other person’s nominees as directors of CTI other than those nominees proposed by CTI in connection with the CTI AGM, (iv) it will not, and will cause its affiliates and associates not to, solicit for or in any way participate in, directly or indirectly, the election of directors at the CTI AGM and (v) will vote all securities of CTI over which they have beneficial ownership in favor of the slate of directors named in CTI’s proxy statement filed in connection with the CTI AGM, (b) it will vote all securities of CTI over which it has beneficial ownership in favor of the Spin-Off and publicly announce its intention to vote in favor of the Spin-Off (provided, that the terms and conditions of the Spin-Off are, in the reasonable business judgment of Cadian Capital, fair and reasonable to, and in the best interests of, CTI shareholders) and (c) if a merger between CTI and Verint is proposed on terms and conditions that, in the reasonable business judgment of Cadian Capital acting in good faith, are fair and reasonable to, and in the best interests of, both CTI shareholders and Verint stockholders, it will vote all securities of CTI and Verint over which it has beneficial ownership in favor of such merger and publicly announce its intention to vote in favor of such merger.

The rights and obligations of the Cadian Group and CTI under the Letter Agreement (a) with respect to the CTI Board will terminate and be of no further force or effect in the event that the Cadian Group at any time ceases to own, in the aggregate, at least 1,000,000 shares of CTI common stock, (b) with respect to the Verint Board will terminate and be of no further force and effect (i) in the event that the Cadian Group ceases to own, in the aggregate, at least 1,000,000 shares of Verint common stock or (ii) in the event that CTI ceases to be the beneficial owner of a majority of the outstanding voting securities of Verint. In addition, the Letter Agreement will terminate and be of no further force or effect (x) from and after June 28, 2013 or (y) earlier, in the event that any member of the Cadian Group breaches in any material respect certain of its obligations under the Letter Agreement and such breach remains uncured after receipt of notice.

The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by the Letter Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.

On May 31, 2012, Comverse Technology, Inc. issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated May 30, 2012, between Comverse Technology, Inc. and Cadian Capital Management, LLC, Cadian Fund LP, Cadian Master Fund LP and Cadian GP LLC.

99.1	Press Release, dated May 31, 2012, issued by Comverse Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2012

COMVERSE TECHNOLOGY, INC.

By:	/s/ Shefali A. Shah
Name:	Shefali A. Shah
Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement, dated May 30, 2012, between Comverse Technology, Inc. and Cadian Capital Management, LLC, Cadian Fund LP, Cadian Master Fund LP and Cadian GP LLC.

99.1	Press Release, dated May 31, 2012, issued by Comverse Technology, Inc.